UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Touchstone Strategic Trust

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Touchstone Mutual Fund Conversion to Exchange-Traded Fund

Touchstone Dynamic Allocation Fund

On February 16, 2023, the Touchstone Board of Trustees approved converting the Touchstone Dynamic Allocation Fund into a newly created exchange-traded fund ("ETF") called the Touchstone Dynamic International ETF. The Reorganization was subsequently approved by shareholders on Monday, November 20, 2023 and will take place at close of business on Friday, December 8, 2023.

You are receiving this letter because you hold your shares directly with Touchstone. As a result, you will need to take one of the following actions prior to the close of business on Monday, December 4, 2023:

1.Transfer the custody of your Fund shares to a brokerage account of your choice. This process will begin with your new or existing brokerage firm and once you supply them a copy of your Touchstone statement they can assist you in initiating this process. The attached form can be used to help facilitate the information needed by your brokerage firm.

2.Exchange your Fund shares for shares of another Touchstone mutual fund. This can be done via the online portal or over the phone with our Call Center team at 1-800-543-0407 between the hours of 8:30am – 7:00pm EST Monday through Friday.

3.Redeem your shares in the Dynamic Allocation Fund. This can be done via the online portal or over the phone with our Call Center team at 1-800-543-0407 between the hours of 8:30am – 7:00pm EST Monday through Friday.

If no action is taken:

•Your Fund shares will be converted to ETF shares at the close of business on Friday, December 8, 2023, which will be held by Bank of New York Mellon as a stock transfer agent for up to 1 year or until the ETF shares are transferred to a brokerage account.

•After 1 year from the date of Reorganization, if the Acquiring ETF shares are not transferred to a brokerage account, the Acquiring ETF shares may be converted to cash and the cash proceeds sent to the account holder of record (subject to applicable federal or state laws concerning unclaimed property). A liquidation of fund shares would generally be a taxable event, shareholders are encouraged to contact their tax advisor to review their particular situation.

•Please note that any fees and costs incurred as part of the transfer/liquidation will be the responsibility of the investor.

Should you have any questions, please contact Touchstone Shareholder Services at 800-543-0407.

P.O. Box 534467 • Pittsburgh, PA 15253-4467

ph 800.543.0407 • fax 508.599.4066 • TouchstoneInvestments.com

Touchstone Securities, Inc. • Member FINRA and SIPC